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                                                                     EXHIBIT 4.2

                                    SPECIMEN

                           GOLF-ONE INDUSTRIES, INC.


NEITHER THESE WARRANTS NOR THE COMMON STOCK ISSUABLE UPON THEIR EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY APPLICABLE STATE SECURITIES LAWS BY REASON OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


_____ Warrants                                        Certificate Number: _____


                           GOLF ONE INDUSTRIES, INC.
                     CLASS A COMMON STOCK PURCHASE WARRANTS


Golf One Industries, Inc. a Delaware corporation (the "Company"), certifies that for value received _______________ , is the registered holder (the "Holder") of _______________ (________) Class A Common Stock Purchase Warrants of the Company (the "Warrants"). Each Warrant entitles the Holder to purchase from the Company, at any time prior to the Expiration Date (as hereinafter defined), one share of the Common Stock of the Company (subject to adjustment as hereinafter provided) (the "Conversion Shares") at _____, on the terms and conditions hereinafter provided. This Warrant is issued pursuant to a Unit Purchase Agreement (the "Unit Purchase Agreement") between the Company and the original Holder thereof.

     1.   Exercise

          1. The "Exercise Price" shall be $2.00 per share provided, however, that if the Company sells shares of its Common Stock in one or a series of related transactions in which the aggregate sales price exceeds $1,500,000 at any time after November 30, 1995 and on or prior to March 31, 1996, and the average sale price per share (the "Sales Price") is less than $3.33 the Exercise Price shall be reduced to 60% of the Sales Price.

          1.2 Time of Exercise. The Warrants may be exercised in whole or in part at any time on or before December 31, 1998 (the "Expiration Date") after which time the Warrants shall expire and be of no further force or effect.

          1.3 Manner of Exercise. The Warrants are exercisable by delivery to the Company of the following (the "Exercise Documents") (i) this Certificate;
(ii) a written notice of election to exercise the Warrants; (iii) a certificate confirming that the representations and warranties of the original holder of the Warrants in the Unit Purchase Agreement are true and
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correct as of the date of exercise; and (iv) the Purchase Price (and any applicable transfer taxes).

     Within 30 days following receipt of the foregoing, the Company shall execute and deliver to the Holder a certificate or certificates representing the aggregate number of Conversion Shares purchased by the Holder. No fractional shares of Common Stock or scrip shall be issued upon exercise of the Warrants. If more than one Warrant is exercised at any one time by the Holder, the number of full shares of Common Stock issuable upon exercise thereof shall be computed on the basis of the aggregate number of the Warrants so exercised. If the computation for determining the number of shares of Common Stock issuable upon exercise of the Warrants shall result in other than a whole number, the Company shall pay to the Holder an amount equal to the fair value of the fractional share, such certificate or certificates shall be deemed to have been issued and the Holder shall be deemed to become a record holder of such Conversion Shares as of the date of receipt by the Company of all the Exercise Documents. If less than all of the Warrants evidenced by this Certificate are exercised, the Company will, upon exercise, execute and deliver to the Holder a new certificate evidencing the Warrants not so exercised.

         1.4 Compliance with Applicable Federal and State Securities Laws. Notwithstanding any provision of this Certificate to the contrary, the Company shall not be obligated to issue Conversion Shares upon exercise of the Warrants if such issuance would be a violation of federal or applicable state securities laws.

     2.  Adjustments of Exercise Price and Number and Kind of Conversion Shares.

         2.1 In the event that the Company shall at any time hereafter (i) pay a dividend in Common Stock or securities convertible into Common Stock; (ii) subdivide or split its outstanding Common Stock; (iii) combine its outstanding Common Stock into a smaller number of shares; or (iv) issue additional shares of Common Stock without consideration in a transaction substantially similar to or having an effect of the transactions described in clauses (i), (ii) and (iii) above, then the number of Conversion Shares to be issued immediately after the occurrence of any such event shall be adjusted so that the Holder thereafter may receive the number of shares of Common Stock it would have owned immediately following such action if it had exercised the Warrants immediately prior to such action and the Purchase Price shall be adjusted to reflect such proportionate increases or decreases in the number of Conversion Shares.

         2.2 In case of any reclassification of the outstanding shares of Common Stock the (other than a change covered by Section 2.1 hereof or a change which solely affects the par value of such shares) or in the case of any merger or consolidation or merger in which the Company is not the continuing corporation and which results in any reclassification or capital reorganization of the outstanding shares), the Holder shall have the right thereafter (until the Expiration Date) to receive upon the exercise hereof, for the same aggregate Purchase Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation by a Holder of the number of shares of Common Stock obtainable upon the exercise of the Warrants immediately prior to such event; and if any reclassification also results in a change in shares covered by Section 2.1, then such adjustment shall be made pursuant to both this Section 2.2 and Section 2.1. The provisions of
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this Section 2.2 shall similarly apply to successive reclassifications, capital reorganizations and mergers or consolidations, sales or other transfers.

     3. Transfer. Subject to compliance with applicable securities laws and the conditions set forth in the Unit Purchase Agreement, the Warrants are transferable, on the books of the Company maintained for such purpose by Holder in person, or by duly authorized attorney, upon surrender of this Certificate properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. If less than all of the Warrants evidenced by this Certificate are transferred, the Company will, upon transfer, execute and deliver to the Holder a new certificate evidencing the Warrants not so transferred.

     4.   Registration Rights.

          4.1 If the Company shall determine to register any Common Stock under the Securities Act of 1933 (the "Securities Act") for sale in connection with a public offering of Common Stock for cash, the Company will give written notice thereof to the Holder and will use its best efforts to effect the registration under the Securities Act of all of the Conversion Shares which Holder may request in a writing delivered to the Company within 15 days after the notice given by the Company, provided, however, if the representative of the underwriters of the offering shall refuse in writing to include in such offering all of the shares requested by included by the Company and others, the shares to be included shall be allocated first to the Company and then among the others based on the respective number of shares of Common Stock held by such persons. If the Company decides not to, and does not, file a registration statement with respect to such registration, or thereafter determines to withdraw the same before the effective date thereof, the Company will promptly so inform the Holder, and the Company will not be obligated to complete the registration of the Conversion Shares included therein.

          4.2 The Holder agrees not to effect any public sale or distribution of Conversion Shares (regardless of whether the Conversion Shares are included in the registration) during the period beginning ten days prior to and ending 180 days (or such shorter period as may be permitted by the representative of the underwriters) after the effective date of any registration statement filed by the Company for a public offering of any of its securities (except as part of such registration). This covenants shall survive the exercise of the Warrants.

          4.3 The Holder may not include Conversion Shares in any registration statement unless the Holder (i) if the offering is being underwriting, agrees to sell such Conversion Shares on the basis provided in any underwriting arrangement approved by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting, and furnishes to the Company such information as the Company may require from the Holder for inclusion in the registration statement (and the prospectus included therein).

          4.4 If the Holder desires to include in a registration statement Conversion Shares which have not been issued, the Holder shall exercise such portion of the Warrants as may be necessary to provide Holder with such Conversion Shares provided that such exercise may be made contingent upon the closing of the sale of Conversion Shares pursuant to such registration.


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          4.5. The Company shall bear and pay all expenses incurred in effecting any registration pursuant to this Section 4, including without limitation, all registration and filing fees, printing expenses, expenses of compliance with blue sky laws, fees and disbursements of counsel for the Company and expenses of any audits incidental to or required by any such registration; provided that the Holder shall bear any legal expenses for its own counsel and underwriting discounts or broker commissions relating to the sale of its Conversion Shares.

          4.6. The Company shall not be obligated to offer to the Holder the right to include Conversion Shares in a registration statement pursuant to this
Section 4 more than one time; provided, however, that it shall be deemed that the Company has not made such an offer to the Holder if either (i) the Holder has requested that its Conversion Shares be included in a registration statement and the representative of the underwriters has not permitted the inclusion of all such Shares or (ii) the registration statement related to such Conversion Shares shall not become effective.

     5. Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of Common Stock as shall from time to time be issuable upon exercise of the Warrants. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to permit the exercise of the Warrants, the Company shall promptly seek such corporate action as may necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     6. Notice and Addresses. All notices, requests, consents and other communications required hereunder shall be in writing and by first class mail or by registered or certified mail, postage prepaid, return receipt requested, and (other than in connection with the exercise of the Warrants) shall be deemed to have been duly made when deposited in the mails upon mailing by first class mail or by registered or certified mail, postage prepaid, return receipt requested: if addressed to the Holder, at the last address of such Holder on the books of the Company; and if addressed to the Company at 2811 Airpark Drive, Santa Maria, California 93455 or such other address as the Company may designate in writing.

     7. No Rights as Shareholder. The Holder shall have no rights as a shareholder of the Company with respect to the Conversion Shares until the receipt by the Company of all of the Exercise Documents. Except as may be provided by Section 2 of this Certificate, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the Company receives all of the Exercise Documents.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officer on ______________, 1997

                                        GOLF ONE INDUSTRIES, INC.

                                        By:_______________________________

                                        Its:______________________________